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                                                                   EXHIBIT 23.2

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

Youbet.com, Inc.
Los Angeles, California


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 11, 2000 except for Note 15, which is as of March 14, 2000, relating to the consolidated financial statements of Youbet.com, Inc. for the years ended December 31, 1998 and 1999 appearing in the Company's annual report on Form 10-KSB for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                       BDO Seidman, LLP


Los Angeles, California
June 15, 2000